Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167202 on Form S-3 and Registration Statement Nos. 333-140667, 333-149691, 333-159135, 333-171490, and 333-176214 on Form S-8 of our report dated March 11, 2011 appearing in this Annual Report on Form 10-K of Physicians Formula Holdings, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 6, 2012